Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 8, 2012, relating to the financial statements and financial statement schedules of Allstate Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in Allstate Life Insurance Company’s recognition and presentation for other-than-temporary impairments of debt securities in 2009), appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statements.

Form S-3 Registration Statement Nos.	Form N-4 Registration Statement Nos.
333-150286	333-102934
333-150577	333-114560
333-150583	333-114561
333-169382	333-114562
333-177476	333-121687
333-177477	333-121691
333-177478	333-121692
333-177479	333-121693
333-177480	333-121695
333-177481	333-121697
333-177666
333-177671
333-177672
333-177673
333-177675

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 8, 2012